UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2010

THE WESTERN UNION COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32903	20-4531180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12500 East Belford Avenue Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

(866) 405-5012

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 30, 2010, The Western Union Company (the “Company”) issued $324,921,000 aggregate principal amount of the Company’s 5.253% notes due 2020 (the “New Notes”) in connection with its offer to exchange up to $500 million aggregate principal amount of its 5.400% notes due 2011. The New Notes were issued in reliance on exemptions from the registration requirements of the Securities Act of 1933, as amended.

The New Notes were issued pursuant to the Indenture (the “Indenture”) dated as of November 17, 2006 as supplemented on September 6, 2007, between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”). A copy of the forms of New Notes are attached hereto as Exhibits 4.1 and 4.2 and are incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

In connection with the issuance of the New Notes, on March 30, 2010, the Company entered into a Registration Rights Agreement with the dealer managers which will give holders of the New Notes certain exchange and registration rights with respect to the New Notes. A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.3 and is incorporated by reference into this item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit

4.1	Form of 5.253% 144A Note due 2020.

4.2	Form of 5.253% Regulation S Note due 2020.

4.3	Registration Rights Agreement, dated as of March 30, 2010, among The Western Union Company and J.P. Morgan Securities Inc., Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated, Barclays Capital Inc., Deutsche Bank Securities Inc. and KeyBanc Capital Markets Inc., as dealer managers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WESTERN UNION COMPANY

Dated: April 1, 2010	By:	/s/ Sarah J. Kilgore
	Name: Title:	Sarah J. Kilgore Senior Vice President and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Form of 5.253% 144A Note due 2020.

4.2	Form of 5.253% Regulation S Note due 2020.

4.3	Registration Rights Agreement, dated as of March 30, 2010, among The Western Union Company and J.P. Morgan Securities Inc., Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated, Barclays Capital Inc., Deutsche Bank Securities Inc. and KeyBanc Capital Markets Inc., as dealer managers.